Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2012, except for paragraphs four and five of Note 11, as to which the date is April 26, 2012 in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-170711) and the related Prospectus of Peregrine Semiconductor Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

April 26, 2012